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                                                                    Exhibit 23.2


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (which has been assumed by Commerce Energy Group, Inc.), of our report dated October 24, 2003, with respect to the consolidated financial statements of Commonwealth Energy Corporation included in its Annual Report on Form 10-K and Annual Report on Form 10-K/A (File No. 000-33069) for the year ended July 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Orange County, California
July 8, 2004